Exhibit 10.1

Par Pacific Holdings, Inc.

One Memorial Plaza

800 Gessner Road, Suite 875

Houston, TX 77024

Ladies and Gentlemen:

The undersigned (as listed on Schedule I, the “Investors”) hereby severally confirm their respective agreements with Par Pacific Holdings, Inc., a Delaware corporation (the “Company”), as follows:

1. This Commitment Letter (this “Agreement”), is made as of the date set forth below between the Company and the Investors.

2. The Company has authorized the sale and issuance of an aggregate of (i) 3,400,000 shares (the “Shares”) of its common stock, par value $0.01 per share (the “Common Stock”), at a price per share equal to $22.00. At the Closing (as defined below), the Company will issue to the Investors, and the Investors will purchase, severally and not jointly, from the Company, the number of Shares in the amount set forth opposite their respective name on Schedule I, and in exchange therefor, the Investors shall pay the aggregate price set forth opposite their respective name on Schedule I (the “Purchase Price”).

3. The offering and sale of the Shares (the “Offering”) are being made pursuant to (a) an effective Registration Statement on Form S-3, File No. 333-204597 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) (including the prospectus contained therein (the “Base Prospectus”), (b) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)), that have been or will be filed with the Commission and delivered to the Investors on or prior to the date hereof (the “Issuer Free Writing Prospectus”), containing certain supplemental information regarding the Shares, the terms of the Offering and the Company and (c) a Prospectus Supplement (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”) containing certain supplemental information regarding the Shares and terms of the Offering that has been or will be filed with the Commission. Notwithstanding anything contained herein to the contrary, the information and disclosure contained in any Issuer Free Writing Prospectus and the Prospectus Supplement shall be consistent with the terms set forth herein, and nothing contained therein shall modify the terms of this Agreement.

4. The Company and each of the Investors, severally and not jointly, agree that at the Closing the Investors will purchase from the Company and the Company will issue and sell to each of the Investors the Shares for the Purchase Price as set forth opposite their respective name on Schedule I hereto.

5. As an inducement to each of the Investors to purchase the Shares hereunder, the Company makes the representations and warranties to the Investors set forth on Schedule II hereto as of the date hereof, it being understood that each Investor is relying on each of the representations and warranties set forth therein.

6. The completion of the purchase and sale of the Shares (the “Closing”) shall occur no later than three (3) Business Days after the execution of this Agreement by the Investors and the Company (the “Closing Date”), in accordance with Rule 15c6-l promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). At the Closing, (a) the Company shall cause the Company’s Transfer Agent (as defined below), to make available for delivery to each Investor the number of Shares set forth on the signature page hereto registered in the name of such Investor or, if so indicated on Schedule I, in the name of a nominee designated by the Investor, and (b) the aggregate purchase price for the Shares being purchased by each Investor as set forth on Schedule I will be delivered by or on behalf of such Investor to the Company.

7. The Company’s obligation to issue and sell the Shares to each Investor shall be subject to the receipt by the Company from such Investor of the purchase price for the Shares being purchased hereunder by such Investor as set forth on Schedule I hereto. Additionally, notwithstanding anything to the contrary in this Agreement or otherwise with respect to the Offering, each Investor acknowledges and agrees that the decision to complete or terminate the proposed Offering, the acceptance or rejection of any offers from Investors to participate in the proposed Offering, and any allocation of Shares among Investors in the proposed Offering shall each be at the sole discretion of the Company. Each Investor further agrees that the Company may, in its sole and absolute discretion, reduce such Investor’s subscription to any amount of Shares that in the aggregate does not exceed the amount of Shares hereby applied for without any prior notice to or further consent by such Investor. The payment (or, in the case of rejection of a portion of any Investor’s subscription, the part of the payment relating to such rejected portion) will be returned promptly, without interest, if such Investor’s subscription is rejected in whole or in part, or in the event that the Offering is terminated by the Company.

8. The manner of settlement of the Shares purchased by each Investor hereunder shall be as follows (and the Company and each Investor shall take such actions as may be required to effect the following):

Delivery by crediting the account of such Investor’s prime broker (as specified by such Investor on Schedule I) with the Depository Trust Company (“DTC”) through its Deposit/Withdrawal At Custodian (“DWAC”) system, whereby such Investor’s prime broker shall initiate a DWAC transaction on the Closing Date using its DTC participant identification number, and released by American Stock Transfer & Trust Company, LLC, the Company’s transfer agent (the “Transfer Agent”), at the Company’s direction. NO LATER THAN ONE (1) BUSINESS DAY AFTER THE DATE OF EXECUTION OF THIS AGREEMENT BY EACH INVESTOR AND THE COMPANY, SUCH INVESTOR AND THE COMPANY, AS APPLICABLE, SHALL:

i. DIRECT THE BROKER-DEALER (WHICH BROKER-DEALER SHALL BE A DTC PARTICIPANT) AT WHICH THE ACCOUNT OR ACCOUNTS TO BE CREDITED WITH THE SHARES PURCHASED BY INVESTORS ARE MAINTAINED TO SET UP A DWAC INSTRUCTING THE TRANSFER AGENT TO CREDIT SUCH ACCOUNT OR ACCOUNTS WITH THE SHARES, AND

ii. REMIT BY WIRE TRANSFER THE AMOUNT OF FUNDS EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE SHARES BEING PURCHASED BY EACH SUCH INVESTOR TO THE ACCOUNT DESIGNATED BY THE COMPANY AS SET FORTH ON SCHEDULE II.

The Company shall direct the Transfer Agent to credit, at the Closing, each such Investor’s account or accounts with the Shares being purchased by such Investor pursuant to the information contained in the DWAC.

9. Each Investor severally represents as to itself (and not any other Investor) that:

(a) except as set forth on Schedule I, it has had no position, office or other material relationship within the past three years with the Company (which, for the avoidance of doubt, excludes ownership of Shares);

(b) it is not a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) as of the Closing; and

(c) if an entity, it is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization.

10. Each Investor represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission on or prior to the date hereof) the Base Prospectus, dated June 23, 2015, which is a part of the Company’s Registration Statement, the documents incorporated by reference therein and any free writing prospectus (collectively, the “Disclosure Package”), prior to or in connection with the entering into this Agreement. Each Investor acknowledges that, prior to the execution and delivery of this Agreement to the Company, the Investors will receive certain additional information regarding the Offering, including pricing information which shall be consistent with the terms set forth herein (the “Offering Information”). Such information may be provided to the Investors by any means permitted under the Securities Act, including a free writing prospectus, investor presentation and oral communications, but all such information shall be provided prior to the execution and delivery of this Agreement by the Investors and shall be consistent with the terms set forth herein.

11. No offer by any Investor to buy Shares will be accepted and no part of the Purchase Price will be delivered to the Company until such Investor has received or has public access to the Offering Information and the Company has accepted such offer by countersigning this Agreement, and the Company hereby covenants to deliver or otherwise provide access to the Offering Information concurrently with or prior to its execution and delivery of this Agreement.

12. Without the prior written consent of the Company, each Investor will not, during the period commencing on the date set forth below and ending six (6) months after the Closing Date, (1) offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of its Shares, or (2) enter into any swap or other transaction or arrangement that transfers or that is designed to, or that might reasonably be expected to, result in the transfer to another, in whole or in part, any of the economic consequences of ownership of its Shares, whether any such transaction described in clause (1) or (2) above (any such transaction described in clauses (1) and (2), a “Transfer”) is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided, however, that any Investor may Transfer its Shares to an affiliate of such Investor, provided that any such affiliate transferee agrees to the restrictions set forth in this Section 12.

13. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

14. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. The Company and each of the Investors severally acknowledge and agree that the Company shall deliver its counterpart to each of the Investors along with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission).

15. All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three Business Days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one Business Day after so mailed, (iii) if delivered by International Federal Express, two Business Days after so mailed and (iv) if delivered by e-mail, upon the sending thereof so long as a copy of the same is also sent by one of the other means set forth in clauses (i)-(iii) and will be delivered and addressed as follows:

If to the Company:

Par Pacific Holdings, Inc.

One Memorial Plaza

800 Gessner Road, Suite 875

Houston, TX 77024

Attn: General Counsel

Email: MVaughn@parpacific.com

with a copy (which shall not constitute notice) to:

Porter Hedges LLP

1000 Main Street, 36th Floor

Houston, TX 77002

Attn: E. James Cowen

Email: jcowen@porterhedges.com

If to an Investor, as set forth on Schedule I for such Investor.

Each party shall provide notice to the other parties of any change in address.

16. Each party hereby acknowledges and agrees that the failure of the other parties to perform their respective agreements and covenants hereunder will cause irreparable injury to the other parties, for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby agrees that any other party shall be entitled to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party’s obligations, and the parties waive the requirement to post a bond or other collateral in connection therewith or any defense that money damages is a sufficient remedy.

17. The Company and each the Investors severally and not jointly agree that the Company shall (a) prior to the opening of the financial markets in New York City on November 23, 2015 issue a press release announcing the Offering and disclosing all material information regarding the Offering, and (b) as promptly as practicable after November 20, 2015 file a Current Report on Form 8-K with the Commission including, but not limited to, a form of this Agreement as an exhibit thereto.

18. In the event that the Company has not satisfied in full its conditions to the several obligation of each of the Investors to complete the closing in Section 6(a) on or prior to the third Business Day following the date of the execution of this Agreement by all parties, this Agreement shall terminate upon the delivery of written notice thereof by any of the Investors to the Company and any funds previously remitted by such Investor pursuant to Section 6(b) of this Agreement shall be promptly returned to such Investor. Notwithstanding any termination of this Agreement, any party not in breach of this Agreement shall preserve all rights and remedies it may have against another party hereto for a breach of this Agreement prior to or relating to the termination hereof.

19. Each party shall pay any fees or expenses incurred thereby in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby.

20. This Agreement supersedes any and all discussions, negotiations, understandings or agreements, written or oral, expressed or implied, between us regarding the transaction contemplated hereby; and may not be contradicted by evidence of any actual or alleged prior, contemporaneous or subsequent understandings or agreements of the parties written or oral, expressed or implied, other than a writing which expressly amends or supersedes this Agreement.

21. For purposes hereof, “Business Day” means any day except Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required to close by law.

[Signature Page Follows]

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: November , 2015

[INVESTOR]
By:	[ ]

By:
Name:
Title:
Address:

Agreed and Accepted
this day of November 2015:

PAR PACIFIC HOLDINGS, INC.

By:
Name:
Title:

[SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT]

SCHEDULE I

INVESTOR

[NAME] Number of Shares: [ ] Aggregate Purchase Price: $[ ]

1.	The exact name that your Shares are to be registered in. You may use a nominee name if appropriate:

2.	The relationship between the Investor and the registered holder listed in response to item 1 above:

3.	The mailing address of the registered
holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

5.	Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained):

6.	DTC Participant Number:

7.	Name of Account at DTC Participant being credited with the Shares:

8.	Account Number at DTC Participant being credited with the Shares:

9.	Position, office or material relationship with the Company within the last three years

The address for purposes of notice hereunder, for each of the above named Investors shall be:

Par Wire Instructions:

[                                         ]

SCHEDULE I

SCHEDULE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investors, on and as of the date of this Agreement and on and as of the Closing Date, as follows, it being understood that each Investor is relying on each of the following representations and warranties:

1. Corporate Existence. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and each of the Company’s subsidiaries is an entity duly formed, validly existing and in good standing under the laws of the jurisdiction under which it was formed. The Company and each of its subsidiaries has all requisite power and authority to conduct its business as currently conducted and to own and lease its property and other assets as now owned or leased, and has all material governmental licenses, authorizations, consents and approvals necessary to own its property and to conduct its business as its business is currently conducted as described in the Company SEC Documents (as defined below), except where the failure to obtain such licenses, authorizations, consents and approvals could not reasonably be expected to have a Company Material Adverse Effect (as defined below). The Company and each of its subsidiaries is qualified to do business as a foreign entity and is in good standing in each jurisdiction in which the nature of the business conducted by the Company or such subsidiary makes such qualification necessary, except where the failure to so qualify could not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Agreement, a “Company Material Adverse Effect” means any material and adverse effect on (i) the assets, liabilities, financial condition, business, or operations of the Company and its subsidiaries, taken as a whole, measured against those assets, liabilities, financial condition, business, or operations reflected in the Company SEC Documents, other than those occurring as a result of general economic or financial conditions or other developments that are not unique to and do not have a material disproportionate impact on the Company and its subsidiaries but also affect other persons who participate in or are engaged in the lines of business of which the Company and its subsidiaries participate or are engaged, (ii) the ability of the Company and its subsidiaries, taken as a whole, to carry out their business as of the date of this Agreement or to meet their obligations under this Agreement on a timely basis, (iii) the legality, validity or enforceability of this Agreement or (iv) the ability of the Company to perform its obligations under this Agreement.

2. Capitalization and Valid Issuance of the Shares.

(a) As of the date of this Agreement, the authorized capital stock of the Company consists of 500,000,000 shares of Common Stock and 3,000,000 shares of preferred stock, and the issued and outstanding shares of Common Stock consists of 37,979,812 shares. As of the date of this Agreement, no shares of preferred stock are issued and outstanding. All of the outstanding shares of Common Stock have been duly authorized and validly issued in accordance with applicable law and the certificate of incorporation and bylaws of the Company, each as amended to date, and are fully paid and non-assessable.

(b) The offer and sale of the Shares has been duly authorized by the Company pursuant to the certificate of incorporation and bylaws of the Company, each as amended to date, and when issued and delivered to the Investors against payment therefor in accordance with the terms of this Agreement, will be validly issued in accordance with applicable law and the certificate of incorporation and bylaws of the Company, each as amended to date, fully paid and non-assessable and will be free of any and all liens and restrictions on transfer, other than restrictions on transfer under applicable state and federal securities laws and other than such liens as are or may be created by each Investor.

SCHEDULE II

(c) The Shares shall have those rights, preferences, privileges and restrictions governing the Common Stock as set forth in the certificate of incorporation and bylaws of the Company, each as amended to date.

(d) Registration Statement and Prospectuses. The Registration Statement and any amendment thereto has become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of the Base Prospectus or the Prospectus Supplement has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information. The Registration Statement and any amendment thereto, at the time it became effective, complied in all material respects with the requirements of the Securities Act and rules and regulations promulgated thereunder. Each of the Base Prospectus and the Prospectus Supplement, at the time each was filed, or will be filed, with the Commission, and the issuance of the Shares under the Registration Statement complied in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder. The Prospectus to be delivered to the Investors in connection with this Offering was or will be identical to the electronically transmitted copies, provided that such delivery may be made by the filing by the Company of an electronic version thereof with the Commission.

3. Company SEC Documents. The Company has timely filed (giving effect to permissible extensions in accordance with Rule 12b-25 under the Securities Exchange) or furnished with the Commission all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) that have been filed or were required to be filed or furnished by it under the Exchange Act or the Securities Act since January 1, 2015 (all such documents collectively, the “Company SEC Documents”). The Company SEC Documents, including any audited or unaudited financial statements and any notes thereto or schedules included therein (the “Company Financial Statements”), at the time filed or furnished (except to the extent corrected by a subsequently filed Company SEC Document filed prior to the date of this Agreement) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, (iii) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (iv) were prepared in conformity with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q) and (v) fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position of the business of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

4. Investor Disclosures. The Company understands and confirms that each of the Investors will rely on the foregoing representations and warranties in effecting transactions in the Shares. All disclosure provided to the Investors regarding the Company, its business and the Offering hereby furnished by or on behalf of the Company, including without limitation, the Offering Information, are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

SCHEDULE II